GPS FUNDS II
SECOND AMENDMENT TO THE CUSTODY AGREEMENT

THIS SECOND AMENDMENT dated as of March 6, 2014, to the Custody Agreement, dated as of March 31, 2011, as amended September 1, 2012 (the "Agreement"), is entered into by and between GPS FUNDS II, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the list of funds and the fees of the Agreement; and

WHEREAS, Article 15.2 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree to the following:

Amended Exhibit C shall be superseded and replaced with Amended Exhibit C attached hereto.

Amended Exhibit D shall be superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GPS FUNDS II	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Carrie E. Hansen	By: /s/ Michael R. McVoy
Name: Carrie E. Hansen	Name: Michael R. McVoy
Title: Chairman	Title: Senior Vice President

3/2014 – GPS Funds II	1

Amended Exhibit C
to the Custody Agreement – GPS Funds II

Separate Series of GPS Funds II

Name of Series Date Added
GuidePath Strategic Asset Allocation Fund
GuidePath Tactical Constrained Asset Allocation Fund
GuidePath Tactical Unconstrained Asset Allocation Fund
GuidePath Absolute Return Asset Allocation Fund
GuideMark Global Real Return Fund
GuidePath Multi-Asset Income Asset Allocation Fund
GuidePath Fixed Income Allocation Fund
GuidePath Altegris Diversified Alternatives Allocation Fund

3/2014 – GPS Funds II	2

Amended Exhibit D
to the Custody Agreement – GPS Funds II

GPS Funds I & GPS Funds II – Custody Services Fee Schedule effective April 1, 2014
Annual custody fee based upon average daily assets per fund in each fund family:

[  ] basis points on first $[  ]
[  ] basis point on next $[  ]
[  ] basis points on balance
Minimum annual fee* - $[  ] for the aggregate of the funds ([  ]  funds).

The monthly fee that is charged is the greater of the fee based upon assets or the minimum fee.

* The minimum annual fee of $[  ] for each new fund is waived during the first [  ]  months of operations.  After the first [  ] months, the following tiered minimum annual fee schedule applies during months [  ]  through [  ]  of operations:

[  ] % of the minimum annual fee in months [  ], [  ]  & [  ]
[  ] % of the minimum annual fee in months [  ], [  ]  & [  ]
[  ] % of the minimum annual fee in months [  ], [  ]  & [  ]
[  ] % of the minimum annual fee in month [  ] and beyond

Chief Compliance Officer Support Services:  $[  ]  per trust per year.

Investment transactions (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery):
$ [  ]  per book entry DTC transaction**
$ [  ]  per principal paydown
$ [  ]  per short sale
$ [  ]  per U.S. Bank repurchase agreement transaction
$ [  ]  per option/future contract written, exercised or expired
$ [  ]  per book entry Federal Reserve transaction
$ [  ]  per mutual fund trade
$ [  ]  per physical security transaction
$ [  ]  per disbursement (waived if U.S. Bancorp is Administrator)
$ [  ]  per Fed Wire
$ [  ]  per margin variation Fed wire
$ [  ]  per segregated account per year

** DTC charges waived for the funds during the [  ]  year of operations, unless the assets of the trust exceed [  ]   dollars, then fee apply as stated.

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

No charge for the initial conversion free receipt.

Overdrafts fees are charged the prime interest rate plus [  ]  % annually.

Out-of-pocket expenses:
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

Additional Services:
Additional fees apply for global servicing.

Fees are calculated pro rata and billed monthly.

3/2014 – GPS Funds II	3

Amended Exhibit D (continued)  to the Custody Agreement – GPS Funds II

In Addition to the Custody Services Fees, the following Global Sub-Custodial Services Annual Fees Apply:
Annual Base Fee: $[  ]  per portfolio, plus any applicable transaction fees and basis point safekeeping fees, as indicated below.
GLOBAL SUB-CUSTODIAL SERVICES (GPS Funds I and GPS Funds II) ANNUAL FEE SCHEDULE effective April 1, 2014
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Mali	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]
Benin	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]
Burkina Faso	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Niger	All	[ ]	$[ ]
Cayman Islands	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]
Channel Islands	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]
China“A” Shares	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
China“B” Shares	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Russia	Equities/Bonds	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Russia	MINFIN	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Senegal	All	[ ]	$[ ]
Euromarkets(3)	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
France	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Guinea Bissau	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Hungary	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Iceland	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
India	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
Indonesia	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Ireland	All	[ ]	$[ ]	Togo	All	[ ]	$[ ]
Israel	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Italy	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Ivory Coast	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Japan	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Jordan	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Kazakhstan	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Kenya	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Latvia	Equities	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Latvia	Bonds	[ ]	$[ ]	Zimbabwe	All	[ ]	$[ ]

*Safekeeping and transaction fees are assessed on security and currency transactions.

▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

3/2014 – GPS Funds II	4

Amended Exhibit D (continued) to the Custody Agreement – GPS Funds II

Tax Reclamation Services: Tax reclaims that have been outstanding for more than [  ] ([  ]) months with the client will be charged $[  ] per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

3/2014 – GPS Funds II	5